UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 16, 2025 (April 15, 2025)
Commission file number 001-39482
GeneDx Holdings Corp.
(Exact name of registrant as specified in its charter)

Delaware	85-1966622
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

333 Ludlow Street, North Tower; 6th Floor Stamford, Connecticut 06902
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (888) 729-1206
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	WGS	The Nasdaq Stock Market LLC
Warrants to purchase one share of Class A common stock, each at an exercise price of $379.50 per share	WGSWW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On April 15, 2025, GeneDx Holdings Corp., a Delaware corporation (the “Company,” “we,” “us” and “our”), entered into an Agreement and Plan of Merger, dated as of April 15, 2025 (the “Merger Agreement”), by and among the Company, Project Flare Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and a wholly-owned subsidiary of the Company, Fabric Genomics, Inc., a Delaware corporation (“Fabric Genomics”), and Martin Reese, as the Agent, pursuant to which, and on the terms and subject to the conditions thereof, the Company will acquire Fabric Genomics through the merger of Merger Sub with and into Fabric Genomics, with Fabric Genomics surviving as a wholly-owned subsidiary of the Company (the “Merger”).

Pursuant to the Merger Agreement, and subject to the terms and conditions thereof, the Company will pay an aggregate amount of approximately $33.0 million in cash at the closing to acquire all of the issued and outstanding capital stock of Fabric Genomics, subject to customary purchase price adjustments. In addition, the Company agreed in the Merger Agreement to pay up to an additional (i) $10.5 million in cash, shares of Class A common stock, par value $0.0001 per share of the Company (the “Class A common stock”) or a combination thereof, as determined by the Company in its sole discretion, on or prior to April 30, 2026 subject to Fabric Genomics achieving gross revenue equal to or above $6.0 million and a gross margin equal to or above 69% for the fiscal year ending December 31, 2025 (the “First Milestone Payment”), with the amount of the First Milestone Payment determined by multiplying $7.0 million by the quotient obtained by dividing Fabric Genomics’ gross revenue for the fiscal year ending December 31, 2025 by $8.0 million, and (ii) $7.5 million in cash, shares of Class A common stock or a combination thereof, as determined by the Company in its sole discretion, on or prior to April 30, 2027 subject to Fabric Genomics achieving gross revenue equal to or above $9.0 million and a gross margin equal to or above 69% for the fiscal year ending December 31, 2026 (the “Second Milestone Payment” and, together with the First Milestone Payment, the “Milestone Payments”), with the amount of the Second Milestone Payment determined by multiplying $5.0 million by the quotient obtained by dividing Fabric Genomics’ gross revenue for the fiscal year ending December 31, 2026 by $12.0 million. The shares of Class A common stock issued, if any, pursuant to the Milestone Payments are referred to as the “Milestone Shares.” Any Milestone Shares that are issued will be valued at $93.0318 per share based on the average of the daily volume average weighted price of the Class A common stock over the period of 30 trading days ended April 11, 2025.

The Merger Agreement includes customary representations, warranties and covenants of the parties, closing conditions, and termination and indemnification provisions.

The foregoing summary has been included to provide investors and security holders with information regarding the terms of the Merger Agreement. It is not intended to provide any other factual information about the Company, Fabric Genomics or their respective affiliates or the Company’s subsidiaries. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement, which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement, are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, as well as by information contained in the Company’s periodic reports filed with the U.S. Securities and Exchange Commission (the “SEC”), and may be subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Fabric Genomics or any of their respective affiliates or the Company’s subsidiaries.

Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing description of the Merger Agreement and related transactions contemplated thereby (including, without limitation, the Merger) does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 3.02. Unregistered Sale of Equity Securities

The information contained in Item 1.01 of this Current Report on Form 8-K (this “Report”) with respect to the issuance, if any, of the Milestone Shares in connection with the Merger Agreement is incorporated by reference herein.

The Milestone Shares will not to be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration under the Securities Act provided by Section 4(a)(2) of the Securities Act for transactions not involving a public offering. The Company will only be obligated to issue Milestone Shares to recipients who have represented their “accredited investor” status and their respective intentions to acquire any Milestone Shares for investment only and not with a view to or for sale in connection with any distribution. Appropriate restrictive legends will be affixed to the certificates representing all the Milestone Shares (or reflected in restricted book entry with the Company’s transfer agent).

Item 7.01. Regulation FD Disclosure

On April 16, 2025, the Company issued a press release announcing the Merger Agreement described in Item 1.01 of this Report. A copy of the press release is furnished as Exhibit 99.1 to this Report. In addition, the Company is furnishing as Exhibit 99.2 hereto a copy of the investor presentation used in connection with announcing the Merger Agreement.

The information included in Item 7.01 of this Report (including Exhibits 99.1 and 99.2) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any registration statement filed under the Securities Act, unless specifically identified therein as being incorporated by reference therein. The furnishing of the information in Item 7.01 of this Report (including Exhibits 99.1 and 99.2) is not intended to, and does not, constitute a determination or admission by the Company that such information is material, or that investors should consider such information before making an investment or voting decision with respect to the Company.

Cautionary Statement Regarding Forward-Looking Statements

This Report contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding the Merger and the transactions contemplated thereby, including statements regarding the anticipated benefits of the Merger, the anticipated timing of the Merger, the potential issuance of the Milestone Shares and the achievement of certain financial metrics by Fabric Genomics. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this Report, including, but not limited to: (i) the risk that the Merger may not be completed in a timely manner or at all, which may adversely affect the price of the Company’s securities, (ii) our ability to implement business plans, goals and forecasts, and identify and realize additional opportunities with respect to the Merger, (iii) the failure to satisfy the conditions to the consummation of the Merger, (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (v) the risk of downturns and a changing regulatory landscape in the highly competitive healthcare industry, and (vi) the size and growth of the market in which we and Fabrics Genomic operate. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 20, 2025, and other documents filed by us from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. We do not give any assurance that we will achieve our expectations.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No	Description
2.1	Agreement and Plan of Merger, by and among GeneDx Holdings Corp., Project Flare Merger Sub, Inc., Fabric Genomics, Inc. and Martin Reese, as the Agent, dated as of April 15, 2025.
99.1	Press Release, dated April 16, 2025.
99.2	Investor Presentation, dated April 16, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENEDX HOLDINGS CORP.

Date:	April 16, 2025	By:	/s/ Katherine Stueland
		Name:	Katherine Stueland
		Title:	Chief Executive Officer